SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2005

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2005, upon the recommendation of the Compensation Committee of the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”), the Company’s Board of Directors approved revised compensation arrangements for non-employee directors of the Company effective May 19, 2005.

Effective May 19, 2005, each non-employee director will receive an annual cash retainer of $25,000. Also effective May 19, 2005, the Audit Committee chairperson will receive an annual cash retainer of $6,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Compensation Committee each will receive an annual cash retainer of $3,000. Each other member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee will continue to receive an annual cash retainer of $1,000.

In addition, effective May 19, 2005, directors will no longer receive any fees for attendance at meetings of the Board of Directors. All directors will continue to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Also effective May 19, 2005, on the date of each annual meeting of stockholders of the Company, each non-employee director who has served as a director at least six months prior to such annual meeting will receive an automatic grant of an option to purchase 15,000 shares of the Company’s common stock (the “Annual Grant”) under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”). Under the Plan the shares of common stock underlying an Annual Grant vest as to 1/12 of the shares subject to the option on each monthly anniversary of the date of grant for the first 11 months following the date of grant and as to the remaining shares subject to the option on the date of the Company’s annual stockholders meeting for the year following the year of grant of the option. In addition, each non-employee director who is first elected or appointed to the Board of Directors will receive an automatic grant of an option to purchase 30,000 shares of the Company’s common stock under the Plan (the “Initial Grant”) on the date of such initial election or appointment. Under the Plan the shares of common stock underlying an Initial Grant vest as to 1/36th of the shares subject to the option on each monthly anniversary of the date of grant. These changes are reflected in the Plan, a copy of which is filed as Exhibit 10.20 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.20	2004 Amended and Restated Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: May 24, 2005	By:	/s/ Harold E. Selick, Ph.D.
Harold E. Selick, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.20	2004 Amended and Restated Equity Incentive Plan